UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 27, 2019
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

By written notice dated March 27, 2019, Ronald J. Gilbertson resigned from the Board of Directors of Civeo Corporation (“Civeo”) effective March 31, 2019. Mr. Gilbertson did not advise Civeo that his resignation was a result of any disagreements with Civeo on any matter relating to its operations, policies or practices. In connection with Mr. Gilbertson’s resignation, Civeo’s board of directors is reducing the size of the board from eight members to seven.

Richard A. Navarre, Civeo’s Chairman of the Board of Directors, stated, “On behalf of the Board and management team, I would like to thank Ron for his dedicated service to Civeo. We wish him all the best in his future endeavors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2019

CIVEO CORPORATION

By: /s/ Bradley J. Dodson ,
Name:    Bradley J. Dodson

Title:	President and Chief Executive Officer